   As filed with the Securities and Exchange Commission on June 20, 2002

                                                      Registration No. 333-89900

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                            AMENDMENT NO. 2 TO

                                    FORM S-1

                               ----------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------
                           CONTANGO OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                      1311                   95-4079863
     (State or other            (Primary Standard         (I.R.S. Employer
     jurisdiction of               Industrial            Identification No.)
    incorporation or           Classification Code
      organization)                  Number)

                               ----------------
             3700 Buffalo Speedway, Suite 960, Houston, Texas 77098
                                 (713) 960-1901
         (Address and telephone number of principal executive offices)

                               ----------------
                                KENNETH R. PEAK
                     President and Chief Executive Officer
             3700 Buffalo Speedway, Suite 960, Houston, Texas 77098
                                 (713) 960-1901
           (Name, address and telephone number of agent for service)

                               ----------------
                                   Copies to:
           RICHARD A. SHORTZ                    CHARLES H. STILL, JR.
          THOMAS P. CONAGHAN                Bracewell & Patterson, L.L.P.
      Morgan, Lewis & Bockius LLP         711 Louisiana Street, Suite 2900
          300 S. Grand Avenue                   Houston, Texas 77002
     Los Angeles, California 90071                 (713) 223-2900
            (213) 612-2500
                               ----------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                         Number of
 Title of Each Class of  Shares to  Proposed Maximum Proposed Maximum  Amount of
    Securities to be         be      Offering Price     Aggregate     Registration
       Registered        Registered    per Share      Offering Price      Fee
-----------------------------------------------------------------------------------
Depositary Shares.......  920,000          --               --             --
-----------------------------------------------------------------------------------
Series C Preferred
 Stock..................   92,000       $250.00        $23,000,000     $2,116.00(2)
-----------------------------------------------------------------------------------
Common Stock............ 7,000,000         --               --              (2)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------




(1) The entire amount of the registration fee, $2,116.00, is being offset by the $2,116.00 registration fee previously paid in respect of unsold securities pursuant to the Registration Statement on Form S-1, Registration No. 333-88252, filed by Contango Oil & Gas Company on May 15, 2002.


(2) The Common Stock registered hereby is the Common Stock issuable upon the conversion of the Series C Preferred Stock. Pursuant to Rule 457(i), no additional filing fee is required in respect of the Common Stock.


   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                             EXPLANATORY NOTE


   This Amendment No. 2 to Form S-1 for Contango Oil & Gas Company is being made to correct a technical error in the "Calculation of Registration Fee" table included on the facing page of this registration statement.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on June 20, 2002.


                                          Contango Oil & Gas Company


                                              /s/ William H. Gibbons
Date: June 20, 2002                       By: _________________________________

                                                     William H. Gibbons
                                                Vice President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Name                            Title                   Date
                 ----                            -----                   ----

                  *                    Chairman of the Board,        June 20, 2002
______________________________________  Chief Executive Officer,
           Kenneth R. Peak              Chief Financial Officer,
                                        President and Secretary

                  *                    Director                      June 20, 2002
______________________________________
            John B. Juneau

                  *                    Director                      June 20, 2002
______________________________________
           Joseph J. Romano

                  *                    Director                      June 20, 2002
______________________________________
         Darrell W. Williams

                  *                    Director                      June 20, 2002
______________________________________
            Jay D. Brehmer

                  *                    Controller (Principal         June 20, 2002
______________________________________  Accounting Officer)
            Lesia Bautina

      /s/ William H. Gibbons
*By: _________________________________
          William H. Gibbons
           Attorney-in-Fact


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